UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2017

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 369-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Yes  ☒    No  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders
At the 2017 Annual Meeting of Stockholders of Era Group Inc. (the “Company”) held on June 7, 2017, stockholders voted on proposals to (i) elect directors to the Board of Directors (the “Board”) of the Company, (ii) approve Amendment No. 1 to the Company’s 2013 Employee Stock Purchase Plan (“ESPP”) and (iii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm.
All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal). The stockholders’ vote also approved Amendment No. 1 to the Company’s ESPP and ratified the appointment of the Company’s independent registered accounting firm.
The number of votes cast for, withheld or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-votes

Charles Fabrikant	17,455,465	455,178	1,130,373
Christopher S. Bradshaw	17,850,920	59,723	1,130,373
Ann Fairbanks	17,848,687	61,956	1,130,373
Blaine Fogg	17,848,112	62,531	1,130,373
Christopher P. Papouras	17,850,920	59,723	1,130,373
Yueping Sun	17,850,920	59,723	1,130,373
Steven Webster	17,721,087	189,556	1,130,373

Approval of Amendment No. 1 to the ESPP

Votes For	Votes Against	Abstain	Broker Non-votes

17,882,696	22,539	5,408	1,130,373

Ratification of Ernst & Young LLP as the Company's Independent Registered Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-votes

19,032,445	6,925	1,646	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

Date: June 7, 2017	By:	/s/ Christopher S. Bradshaw

	Name:	Christopher S. Bradshaw
	Title:	President and Chief Executive Officer